                                                                  Exhibit 28(b)

                                   Form of Proxy for Shareholders of East Ridge

                                                                   EXHIBIT 28(b)

                                 REVOCABLE PROXY

 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EAST RIDGE BANCSHARES, INC.)


         The undersigned hereby appoints ______________________________,
_____________________________, and __________________________________ with full powers of substitution, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of East Ridge Bancshares, Inc. ("East Ridge") standing in my name on the books and records of East Ridge on the ______ day of May, 1997 which the undersigned is entitled to cast at the Annual Meeting of Stockholders to be held at ____________________________________________,
Chattanooga, Tennessee on _______________, June ____, 1997 at 10:00 a.m. Eastern Daylight Savings Time, and at any and all adjournments as follows:


                                                                                                   FOR    AGAINST
                                                                                                   ---    -------
1. Approval of the Agreement and Plan of Merger dated as of March 18, 1997 (the
"Merger Agreement") among East Ridge, The Bank of East Ridge, Cornerstone
Community Bank ("Cornerstone") and David E. Young, individually, which provides that Cornerstone will merge with and into The Bank of East Ridge, a Tennessee banking corporation that is a wholly-owned subsidiary of East Ridge, with The
Bank of East Ridge being the surviving corporation, but which, upon the effectiveness of the merger, will amend its charter and change its name to
"Cornerstone Community Bank"; and East Ridge will amend its charter and change its name to "Cornerstone Bancshares, Inc." The Board of Directors recommends a vote FOR the proposal.
                                                                                                   ---    -------

2. Election of six (6) Directors. The Board of Directors recommends a vote FOR the election of the nominees.

         [ ]    FOR all nominees listed below:

                  James L. Eidson, Sr.                        James D. Renegar
                  Jason D. Helton, Jr.                        Paul M. Starnes
                  William B. Luther                           David E. Young

         [ ]    WITHHOLD AUTHORITY to vote for all nominees:

                  Instruction: To withhold authority to vote for any individual nominee, write such nominee's name in the space provided below.

                  --------------------------------------------------------------


3. At their discretion, on such other business as may properly come before the
Annual Meeting or any adjournments or postponements thereof.                                       ---    -------


NOTE: The Board of Directors is not aware of any other matter that may come before the meeting.

THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSITIONS STATED IF NO CHOICE IS
MADE HEREON.

         Should the undersigned be present and elect to vote at the Annual
Meeting or at any adjournment thereof and, after notification to the Secretary of East Ridge at the Annual Meeting of the stockholder's decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt of a Notice of Annual Meeting called for the ______ day of June, 1997 and a Joint Proxy Statement/Prospectus dated the ______ day of ______________, 1997 prior to the execution of this Proxy.

                                    ------------------------------
                                    Date


                                    ------------------------------
                                    Signature of Stockholder


                                    ------------------------------
                                    Signature of Stockholder

                                    (Please sign exactly as your printed name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.)